EXHIBIT 10.1

AMCOL INTERNATIONAL CORPORATION
2006 LONG-TERM INCENTIVE PLAN

             1.            Preamble.

             AMCOL International Corporation, a Delaware corporation (the “Company”), hereby establishes the AMCOL International Corporation 2006 Long-Term Incentive Plan (the “Plan”) as a means whereby the Company may, through awards of (i) incentive stock options (“ISOs”) within the meaning of section 422 of the Code, (ii) non-qualified stock options (“NSOs”), (iii) stock appreciation rights (“SARs”), (iv) restricted stock (“Restricted Stock”) and (v) restricted stock units (“Restricted Stock Units”):

(a)	provide selected officers, directors and employees with additional incentive to promote the success of the Company’s business;

(b)	encourage such persons to remain in the service of the Company; and

(c)	enable such persons to acquire proprietary interests in the Company.

             2.          Definitions and Rules of Construction.

             2.01     “Affiliate” means any entity during any period that, in the opinion of the Committee, the Company has a significant economic interest in the entity.

             2.02     “Award” means the grant of Options, SARs, Restricted Stock and/or Restricted Stock Units to a Participant.

             2.03     “Award Date” means the date upon which an Award is awarded to a Participant under the Plan.

             2.04     “Board” or “Board of Directors” means the board of directors of the Company.

             2.05     “Cause” with respect to any Award shall have the meaning set forth in the Participant’s employment agreement, or if no meaning is set forth in the Participant’s employment agreement or there is no employment agreement, “Cause” shall mean: Participant’s commission of a felony or misdemeanor that involves fraud, dishonesty or moral turpitude; or Participant’s gross negligence or willful or intentional material misconduct in the performance of his duties.  The Participant shall be considered to have been discharged for “Cause” if the Company determines, within 30 days after the Participant’s resignation, that discharge for Cause was warranted.

             2.06     “Change of Control” with respect to any Award shall have the meaning set forth in the Participant’s employment agreement, or if no meaning is set forth in the Participant’s employment agreement or there is no employment agreement, “Change of Control” shall be deemed to have occurred on the first to occur of any of the following:

(a)

any person (as such term is used in Rule 13d-5 under the Exchange Act) or group (as such term is defined in Section 3(a)(9) and 13(d)(3) of the Exchange Act), other than a Subsidiary, any employee benefit plan (or any related trust) of the Company or any of its Subsidiaries or any Excluded Person, becomes the Beneficial Owner (as defined in Rule 13d-3 (or any successor rule) of the Securities and Exchange Commission under the Exchange Act of 1934) of 50.1% or more of the Common Stock of the Company or of Voting Securities representing 50.1% or more of the combined voting power of the Company (such a person or group, a “50.1% Owner”), except that (i) no Change of Control shall be deemed to have occurred solely by reason of such beneficial ownership by a corporation with respect to which both more than 49.9% of the common stock of such corporation and Voting Securities representing more than 49.9% of the aggregate voting power of such corporation are then owned, directly or indirectly, by the persons who were the direct or indirect owners of the common stock and Voting Securities of the Company immediately before such acquisition in substantially the same proportions as their ownership, immediately before such acquisition, of the Common Stock and Voting Securities of the Company, as the case may be and (ii) such corporation shall not be deemed a 50.1% Owner; or

(b)	the Incumbent Directors (determined using the Effective Date of this Plan as the baseline) cease for any reason to constitute at least one-half of the directors of the Company then serving; or

(c)

immediately prior to the consummation by the Company of a merger, reorganization, consolidation, or similar transaction, or a plan or agreement for the sale or other disposition of 50.1% of the consolidated assets of the Company or a plan of liquidation of the Company (any of the foregoing transactions, a “Reorganization Transaction”) which is not an Exempt Reorganization Transaction (provided however, there shall be no Change of Control unless the Reorganization Transaction is actually consummated); or

(d)

the approval by the stockholders of the Company of a plan of liquidation of the Company which, based on information included in the proxy and other written materials distributed to the Company’s stockholders in connection with the solicitation by the Company of such stockholder approval, is not expected to qualify as an Exempt Reorganization Transaction.

             2.07     “Code” means the Internal Revenue Code of 1986, as amended from time to time or any successor thereto.

             2.08     “Committee” means the Compensation Committee of the Board of Directors.

             2.08     “Common Stock” means Common Stock of the Company, par value $.01 per share.

             2.10     “Company” means AMCOL International Corporation, a Delaware corporation, and any successor thereto.

             2.11     “Covered Employee” means an Employee who is, or as determined by the Committee may become, a “covered employee” within the meaning of section 162(m) of the Code (or any successor provision), which generally means, the chief executive officer and the four other highest compensated executive officers of the Company for whom total compensation is required to be reported to stockholders under the Securities Exchange Act of 1934.

             2.12     “Exchange Act” shall mean the Securities Exchange Act of 1934, as it exists now or from time to time may hereafter be amended.

             2.13     “Excluded Person” means any of the Paul Bechtner Trust, Everett P. Weaver, The Estate of William D. Weaver or any Named Executive, any Affiliates or Family Member of any of the foregoing and any group (as such term is defined in Section 3(a)(9) and 13(d)(3) of the Exchange Act) of which any of the foregoing is a member.

             2.14     “Exempt Reorganization Transaction” means a Reorganization Transaction which results (i) in the Persons who were the direct or indirect owners of the outstanding Common Stock and Voting Securities of the Company immediately before such Reorganization Transaction becoming, immediately after the consummation of such Reorganization Transaction, the direct or indirect owners of both more than 49.9% of the then-outstanding common stock of the Surviving Corporation and Voting Securities representing more than 49.9% of the aggregate voting power of the Surviving Corporation, in substantially the same respective proportions as such Persons’ ownership of the common stock and voting Securities of the Company immediately before such Reorganization Transaction; (ii) in the Excluded Person owning 50% or more of the common stock of the Surviving Corporation or Voting Securities representing 50% or more of the combined voting power of the Surviving Corporation; or (iii) from any merger, reorganization, consolidation or similar transaction or a plan or agreement for sale or other disposition of 50.1% of the consolidated assets of the Company or a plan of liquidation of the Company pursuant to the Bankruptcy Code of Title 11 of the United States Code, as amended from time to time, or any similar or successor statute, domestic or foreign.

             2.15     “Fair Market Value” means as of any date, the closing price for the Common Stock on that date, or if no sales occurred on that date, the next trading day on which actual sales occurred (as reported by the New York Stock Exchange or any securities exchange or automated quotation system of a registered securities association on which the Common Stock is then traded or quoted).

             2.16     “Family Members” mean with respect to an individual, any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the individual’s household (other than a tenant or employee), a trust in which these persons have more than 50% of the beneficial interest, a foundation in which these persons (or the individual) control the management of assets, and any other entity in which these persons (or the individual) own more than 50% of the voting interests.

             2.17     “Good Reason” with respect to any Award shall have the meaning set forth in the Participant’s employment agreement, or if no meaning is set forth in the Participant’s employment agreement or there is no employment agreement, shall mean any of the following:

(a)	any significant diminution in the Participant’s title, authority, or responsibilities from and after a Change of Control;

(b)	any reduction in the base compensation payable to the Participant from and after a Change of Control; or

(c)

the relocation after a Change of Control of the Company’s place of business at which the Participant is principally located to a location that is greater than 50 miles from the site immediately prior to the Change of Control.

             2.18     “Incumbent Directors” means individuals serving as members of the Board as of the Effective Date of this Plan; provided that any subsequently-appointed or elected member of the Board whose election, or nomination for election by stockholders of the Company or the Surviving Corporation, as applicable, was approved by a vote or written consent of at least one-half of the directors then comprising the Incumbent Directors shall also thereafter be considered an Incumbent Director, unless the initial assumption of office of such subsequently-elected or appointed director was in connection with (i) an actual or threatened election contest, including a consent solicitation, relating to the election or removal of one or more members of the Board, (ii) a “tender offer” (as such term is used in Section 14(d) of the Exchange Act), (iii) a proposed Reorganization Transaction, or (iv) a request, nomination or suggestion of any Beneficial Owner of Voting Securities representing 35% or more of the aggregate voting power of the Voting Securities of the Company or the Surviving Corporation, as applicable.

             2.19     “ISO” means an incentive stock option within the meaning of section 422 of the Code. “NSO” means a non-qualified stock option which is not intended to or does not qualify as an ISO under section 422 of the Code.

             2.21     “Option” means an ISO or an NSO.

             2.22     “Option Price” means the price per share of Common Stock at which an Option may be exercised.

             2.23     “Participant” means an individual to whom an Award has been granted under the Plan.

             2.24     “Performance Criteria” means the criteria the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Participant for a Performance Period.  The Performance Criteria that will be used to establish Performance Goals are limited to the following: (i) return on capital; (ii) earnings per share; (iii) net sales; (iv) net earnings; (v) net operating profits; (vi) expense control; (vii) working capital relating to inventory and/or accounts receivable; (viii) operating margin; (ix) share price performance; (x) implementation or completion of critical projects; and (xi) total return to shareholders.  The Committee shall, within the time prescribed by section 162(m) of the Code, define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period for such Participant.

             2.25     “Performance Goals” means the goals established in writing by the Committee for the Performance Period based upon the Performance Criteria.  Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of an Affiliate, a division or business unit of the Company, or an individual.  The Committee shall establish Performance Goals for each Performance Period prior to, or as soon as practicable after, the commencement of such Performance Period.  The Committee, in its discretion, may, within the time prescribed by section 162(m) of the Code, adjust or modify the calculation of Performance Goals for such Performance Period in order to prevent the dilution or enlargement of the rights of Participants (i) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event, or development, or (ii) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.

             2.26     “Performance Period” means the designated period during which the Performance Goals must be satisfied with respect to the Award to which the Performance Goals relate.

             2.27     “Plan” means this AMCOL International Corporation 2006 Long-Term Incentive Plan, as set forth herein and from time to time amended.

             2.28     “Qualified Performance-Based Award” means an Award that is intended to qualify as “qualified performance-based compensation” within the meaning of section 162(m) of the Code and is designated as a Qualified Performance-Based Award pursuant to Section 14 hereof.

             2.29     “Restricted Stock” means the Common Stock awarded to a Participant pursuant to Section 8 of this Plan.

             2.30     “Restricted Stock Unit” means a unit awarded to a Participant pursuant to Section 8 of this Plan evidencing the right of a Participant to receive a fixed number of shares of Common Stock at some future date.

             2.31     “SAR” means a stock appreciation right issued to a Participant pursuant to Section 9 of this Plan.

             2.32     “SEC” means the Securities and Exchange Commission.

             2.33     “Subsidiary” means any entity during any period which the Company owns or controls more than 50% of (i) the outstanding capital stock, or (ii) the combined voting power of all classes of stock.

             2.34     “Surviving Corporation” means the corporation resulting from a Reorganization Transaction or, if securities representing more than 50% of the aggregate Voting Power of such resulting corporation are directly or indirectly owned by another corporation, such other corporation.

             2.35     “Voting Securities” of a corporation means securities of such corporation that are entitled to vote generally in the election of directors of such corporation, but not including any other class of securities of such corporation that may have voting power by reason of the occurrence of a contingency.

             2.36       Rules of Construction:

          2.36.1     Governing Law and Venue.  The construction and operation of this Plan are governed by the laws of the State of Delaware without regard to any conflicts or choice of law rules or principles that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction, and any litigation arising out of this Plan shall be brought in the Circuit Court of the State of Illinois or the United States District Court for the Eastern Division of the Northern District of Illinois.

2.36.2 Undefined Terms. Unless the context requires another meaning, any term not specifically defined in this Plan is used in the sense given to it by the Code.

2.36.3 Headings. All headings in this Plan are for reference only and are not to be utilized in construing the Plan.

          2.36.4     Conformity with Section 422.  Any ISOs issued under this Plan are intended to qualify as incentive stock options described in section 422 of the Code, and all provisions of the Plan relating to ISOs shall be construed in conformity with this intention.  Any NSOs issued under this Plan are not intended to qualify as incentive stock options described in section 422 of the Code, and all provisions of the Plan relating to NSOs shall be construed in conformity with this intention.

2.36.5 Gender. Unless clearly inappropriate, all nouns of whatever gender refer indifferently to persons or objects of any gender.

2.36.6 Singular and Plural. Unless clearly inappropriate, singular terms refer also to the plural and vice versa.

          2.36.7     Severability.  If any provision of this Plan is determined to be illegal or invalid for any reason, the remaining provisions are to continue in full force and effect and to be construed and enforced as if the illegal or invalid provision did not exist, unless the continuance of the Plan in such circumstances is not consistent with its purposes.

             3.         Stock Subject to the Plan.

             3.01     General Limitation.  Subject to adjustment as provided in Section 12 hereof, the aggregate number of shares of Common Stock for which Awards may be issued under this Plan may not exceed 1,500,000 shares.  Reserved shares may be either authorized but unissued shares or treasury shares, in the Board’s discretion.  If any Award shall terminate, expire, be cancelled or forfeited as to any number of shares of Common Stock (other than a cancellation within the meaning of Code section 162(m)), new Awards may thereafter be awarded with respect to such shares.

             3.02     Individual Limitations.  Subject to adjustment as provided in Section 12 of the Plan:

(a)	the maximum number of shares of Common Stock with respect to which Awards may be granted to any individual during any one calendar year is 200,000 shares; and

(b)	the maximum number of shares of Common Stock with respect to Qualified Performance-Based Awards that can be paid to any Covered Employee under the Plan for a Performance Period is 100,000 shares.

             3.03     Incentive Stock Option Limitation.  Subject to adjustment as provided in Section 12 of the Plan, the maximum number of shares of Common Stock for which Awards may be granted under the Plan pursuant to ISOs shall be 500,000.

             3.04     Restricted Stock Limitation.  Subject to adjustment as provided in Section 12 of the Plan, the maximum number of shares of Common Stock for which Awards of Restricted Stock and Restricted Stock Units may be granted under the Plan shall be 500,000.

             4.          Administration.

             The Committee shall administer the Plan.  All determinations of the Committee are made by a majority vote of its members.  The Committee’s determinations are final and binding on all Participants.  In addition to any other powers set forth in this Plan, the Committee has the following powers:

(a)	to construe and interpret the Plan;

(b)	to establish, amend and rescind appropriate rules and regulations relating to the Plan;

(c)

subject to the terms of the Plan, to select the individuals who will receive Awards, the times when they will receive them, the form of agreements which evidence such Awards, the number of Options, Restricted Stock, Restricted Stock Units and/or SARs to be subject to each Award, the Option Price, the vesting schedule (including any performance targets to be achieved in connection with the vesting of any Award), the expiration date applicable to each Award and other terms, provisions and restrictions of the Awards (which need not be identical) and subject to Section 18 hereof, to amend or modify any of the terms of outstanding Awards provided, however, that except as permitted by Section 12.01, no outstanding Award may be repriced, whether through cancellation of the Award and the grant of a new Award, or the amendment of the Award, without the approval of the stockholders of the Company;

(d)	to contest on behalf of the Company or Participants, at the expense of the Company, any ruling or decision on any matter relating to the Plan or to any Awards;

(e)	generally, to administer the Plan, and to take all such steps and make all such determinations in connection with the Plan and the Awards granted thereunder as it may deem necessary or advisable; and

(f)	to determine the form in which tax withholding under Section 16 of this Plan will be made (i.e., cash, Common Stock or a combination thereof).

Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, and except with respect to any Qualified Performance-Based Award intended to satisfy the requirements of Code section 162(m), the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it.  Any such allocation or delegation may be revoked by the Committee at any time.

             5.          Eligible Participants.

             Present and future directors, officers and employees of the Company or any Subsidiary or Affiliate shall be eligible to participate in the Plan.  The Committee from time to time shall select those officers, directors and employees of the Company and any Subsidiary or Affiliate of the Company who shall be designated as Participants and shall designate in accordance with the terms of the Plan the number, if any, of ISOs, NSOs, SARs, Restricted Stock Units and shares of Restricted Stock or any combination thereof, to be awarded to each Participant.

             6.          Terms and Conditions of Non-Qualified Stock Options.

             Subject to the terms of the Plan, the Committee, in its discretion, may award an NSO to any Participant.  Each NSO shall be evidenced by an agreement, in such form as is approved by the Committee, and except as otherwise provided by the Committee, each NSO shall be subject to the following express terms and conditions, and to such other terms and conditions, not inconsistent with the Plan, as the Committee may deem appropriate:

             6.01      Option Period.  Each NSO will expire as of the earliest of:

(i)	the date on which it is forfeited under the provisions of Section 11.01;

(ii)	10 years from the Award Date;

(iii)

in the case of a Participant who is an employee of the Company, a Subsidiary or an Affiliate, three months after the Participant’s termination of employment with the Company and its Subsidiaries and Affiliates for any reason other than for Cause, death, total and permanent disability or retirement on or after age 65;

(iv)

in the case of a Participant who is a member of the board of directors of the Company or a Subsidiary or Affiliate, but not an employee of the Company, a Subsidiary or an Affiliate, three months after the Participant’s termination as a member of the board for any reason other than for Cause, death, total and permanent disability or retirement on or after age 65;

(v)

immediately upon the Participant’s termination of employment with the Company and its Subsidiaries and Affiliates or service on a board of directors of the Company or a Subsidiary or Affiliate for Cause;

(vi)	12 months after the Participant’s death or total and permanent disability;

(vii)	60 months after the Participant’s termination of employment with the Company and its parent and Subsidiaries or service on the Board on account of retirement on or after age 65; or

(viii)	any other date specified by the Committee when the NSO is granted.

             6.02     Option Price.  At the time granted, the Committee shall determine the Option Price of any NSO.  However, the Option Price shall not be less than 100% of the Fair Market Value of the Common Stock subject to the NSO on the Award Date.

             6.03     Vesting.  Unless otherwise determined by the Committee and set forth in the agreement evidencing an Award, NSO Awards shall vest in accordance with Section 11.01.

             6.04     Other Option Provisions.  The form of NSO authorized by the Plan may contain such other provisions as the Committee may from time to time determine.

             7.          Terms and Conditions of Incentive Stock Options

             Subject to the terms of the Plan, the Committee, in its discretion, may award an ISO to any employee of the Company or a Subsidiary.  Each ISO shall be evidenced by an agreement, in such form as is approved by the Committee, and except as otherwise provided by the Committee, each ISO shall be subject to the following express terms and conditions and to such other terms and conditions, not inconsistent with the Plan, as the Committee may deem appropriate:

             7.01     Option Period.  Each ISO will expire as of the earliest of:

(i)	the date on which it is forfeited under the provisions of Section 11.01;

(ii)	10 years from the Award Date, except as set forth in Section 7.02 below;

(iii)	immediately upon the Participant’s termination of employment with the Company and its Subsidiaries for Cause;

(iv)	three months after the Participant’s termination of employment with the Company and its Subsidiaries for any reason other than for Cause or death or total and permanent disability;

(v)	12 months after the Participant’s death or total and permanent disability;

(vi)	any other date (within the limits of the Code) specified by the Committee when the ISO is granted.

Notwithstanding the foregoing provisions granting discretion to the Committee to determine the terms and conditions of ISOs, such terms and conditions shall meet the requirements set forth in section 422 of the Code or any successor thereto.

             7.02     Option Price and Expiration.  The Option Price of any ISO shall be determined by the Committee at the time an ISO is granted, and shall be no less than 100% of the Fair Market Value of the Common Stock subject to the ISO on the Award Date; provided, however, that if an ISO is granted to a Participant who, immediately before the grant of the ISO, beneficially owns stock representing more than 10% of the total combined voting power of all classes of stock of the Company or its parent or subsidiary corporations, the Option Price shall be at least 110% of the Fair Market Value of the Common Stock subject to the ISO on the Award Date and in such cases, the exercise period specified in the Option agreement shall not exceed five years from the Award Date.

             7.03     Vesting.  Unless otherwise determined by the Committee and set forth in the agreement evidencing an Award, ISO Awards shall vest in accordance with Section 11.01.

             7.04     Other Option Provisions.  The form of ISO authorized by the Plan may contain such other provisions as the Committee may, from time to time, determine; provided, however, that such other provisions may not be inconsistent with any requirements imposed on incentive stock options under Code section 422 and the regulations thereunder.

             7.05     $100,000 Limitation.  To the extent required by Code section 422, if the aggregate Fair Market Value (determined as of the time of grant) of Common Stock with respect to which ISOs are exercisable for the first time by a Participant during any calendar year (under this Plan and all other plans of the Company and its Subsidiaries) exceeds $100,000, the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as NSOs.

             8.         Terms and Conditions of Awards of Restricted Stock or Restricted Stock Units.

             Subject to the terms of the Plan, the Committee, in its discretion, may award Restricted Stock or Restricted Stock Units to any Participant.  Each Award of Restricted Stock or Restricted Stock Units shall be evidenced by an agreement, in such form as is approved by the Committee, and, except as otherwise provided by the Committee, all shares of Common Stock awarded to Participants under the Plan as Restricted Stock and all Restricted Stock Units shall be subject to the following express terms and conditions and to such other terms and conditions, not inconsistent with the Plan, as the Committee shall deem appropriate:

(a)

Restricted Period.  Restricted Stock Units and shares of Restricted Stock awarded under this Section 8 may not be sold, assigned, transferred, pledged or otherwise encumbered before they vest, other than as permitted by Section 13 hereof.

(b)

Vesting.  Unless otherwise determined by the Committee, Awards of Restricted Stock and Restricted Stock Units under this Section 8 shall vest in accordance with Section 11.02.  Until a Participant’s shares of Restricted Stock vest, he will have all of the rights of a shareholder of the Company including, but not limited to, the right to vote such shares and the right to receive cash dividends declared thereon, but all noncash dividends and distributions with respect to shares of Restricted Stock shall be subject to the same vesting and other restrictions applicable to the underlying shares of Restricted Stock.

(c)

Certificate Legend for Restricted Stock Awards.  Each certificate issued in respect of shares of Restricted Stock awarded under this Section 8 shall be registered in the name of the Participant and shall bear the following (or a similar) legend until such shares have vested:

“The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) relating to Restricted Stock contained in Section 8 of the AMCOL International Corporation 2006 Long-Term Incentive Plan and an Agreement entered into between the registered owner and AMCOL International Corporation.  Copies of such Plan and Agreement are on file at the principal office of AMCOL International Corporation.”

(d)

Restricted Stock Units.  In the case of an Award of Restricted Stock Units, no shares of Common Stock or other property shall be issued at the time such Award is granted.  Upon the lapse or waiver of restrictions and the restricted period relating to Restricted Stock Units, shares of Common Stock shall be issued to the holder of the Restricted Stock Units and evidenced in such manner as the Committee may deem appropriate.

             9.         Terms and Conditions of Stock Appreciation Rights.

             The Committee may, in its discretion, grant a SAR to any Participant under the Plan.  Each SAR shall be evidenced by an agreement between the Company and the Participant, and may relate to and be associated with all or any part of a specific ISO or NSO.  A SAR shall entitle the Participant to whom it is granted the right, so long as such SAR is exercisable and subject to such limitations as the Committee shall have imposed, to surrender any then exercisable portion of his SAR and, if applicable, the related ISO or NSO, in whole or in part, and receive from the Company in exchange, without any payment of cash (except for applicable employee withholding taxes), that number of shares of Common Stock having an aggregate Fair Market Value on the date of surrender equal to the product of (i) the excess of the Fair Market Value of a share of Common Stock on the date of surrender over the Fair Market Value of the Common Stock on the date the SARs were issued, or, if the SARs are related to an ISO or an NSO, the per share Option Price under such ISO or NSO on the Award Date, and (ii) the number of shares of Common Stock subject to such SAR, and, if applicable, the related ISO or NSO or portion thereof which is surrendered.

             Except as otherwise determined by the Committee and set forth in the Agreement, a SAR granted in conjunction with an ISO or NSO shall terminate on the same date as the related ISO or NSO and shall be exercisable only if the Fair Market Value of a share of Common Stock exceeds the Option Price for the related ISO or NSO, and then shall be exercisable to the extent, and only to the extent, that the related ISO or NSO is exercisable.  The Committee may at the time of granting any SAR add such additional conditions and limitations to the SAR as it shall deem advisable, including, but not limited to, limitations on the period or periods within which the SAR shall be exercisable and the maximum amount of appreciation to be recognized with regard to such SAR.  Any ISO or NSO or portion thereof which is surrendered with a SAR shall no longer be exercisable.  A SAR that is not granted in conjunction with an ISO or NSO shall terminate on such date as is specified by the Committee in the SAR agreement and shall vest in accordance with Section 11.02.  The Committee, in its sole discretion, may allow the Company to settle all or part of the Company’s obligation arising out of the exercise of a SAR by the payment of cash equal to the aggregate Fair Market Value of the shares of Common Stock which the Company would otherwise be obligated to deliver.

             10.     Manner of Exercise of Options.

To exercise an Option in whole or in part, a Participant (or, after his death, his executor or administrator) must give written notice to the Committee, stating the number of shares with respect to which he intends to exercise the Option.  The Company will issue the shares with respect to which the Option is exercised upon payment in full of the Option Price.  The Committee may permit the Option Price to be paid in cash or shares of Common Stock held by the Participant having an aggregate Fair Market Value, as determined on the date of delivery, equal to the Option Price, provided such shares of Common Stock meet such criteria as the Committee shall from time to time establish (e.g. that such shares are “mature” shares under generally accepted accounting principles).

The Committee may permit a Participant to elect to pay the Option Price upon the exercise of an Option by authorizing a third party to sell shares of Common Stock (or a sufficient portion of the shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Option Price and any tax withholding resulting from such exercise.  The Committee may also permit the Option Price to be paid by any other method permitted by law, including by delivery to the Committee from the Participant of an election directing the Company to withhold the number of shares of Common Stock from the Common Stock otherwise due upon exercise of the Option having an aggregate Fair Market Value on that date equal to the Option Price.  If a Participant pays the Option Price with shares of Common Stock which were received by the Participant upon exercise of one or more ISOs, and such Common Stock has not been held by the Participant for at least the greater of:

(a)	two years from the date the ISOs were granted; or

(b)	one year after the transfer of the shares of Common Stock to the Participant,

the use of the shares shall constitute a disqualifying disposition and the ISO underlying the shares used to pay the Option Price shall no longer satisfy all of the requirements of Code Section 422.

             11.      Vesting.

             11.01  Options.  A Participant may not exercise an Option until it has vested.  The portion of an Award of Options that is vested depends upon the period that has elapsed since the Award Date.  The following schedule applies to any Award of Options under this Plan unless the Committee establishes a different vesting schedule:

Number of Years Since Award Date	Vested Percentage

Fewer than one	0%
One but fewer than two	33%
Two but fewer than three	66%
Three or more	100%

             Notwithstanding the above schedule, unless otherwise determined by the Committee, a Participant’s Awards shall become fully vested if a Participant’s employment with the Company and its Subsidiaries and Affiliates or service on the board of directors of the Company, a Subsidiary or an Affiliate is terminated due to: (i) retirement on or after his sixty-fifth birthday; (ii) retirement on or after his fifty-fifth birthday with consent of the Company; (iii) retirement at any age on account of total and permanent disability as determined by the Company; or (iv) death.  Unless the Committee otherwise provides or the preceding sentence of this Section or Section 11.03 applies, if a Participant’s employment with or service to the Company, a Subsidiary or an Affiliate terminates for any other reason, any Awards that are not yet vested are immediately and automatically forfeited; provided, however, in such special circumstances as the Committee deems appropriate, the Committee may take such action as it deems equitable in the circumstances or in the best interests of the Company, including, without limitation, fully vesting an Award or waiving or modifying any other limitation or requirement under the Award.

             A Participant’s employment shall not be considered to be terminated hereunder by reason of a transfer of his employment from the Company to a Subsidiary or Affiliate, or vice versa, or a leave of absence approved by the Participant’s employer.  A Participant’s employment shall be considered to be terminated hereunder if, as a result of a sale or other transaction, the Participant’s employer ceases to be a Subsidiary or Affiliate (and the Participant’s employer is or becomes an entity that is separate from the Company and its Subsidiaries and Affiliates).

             11.02     Restricted Stock, Restricted Stock Units and SARs.  The Committee shall establish the vesting schedule to apply to any Award of Restricted Stock, Restricted Stock Units or SAR that is not associated with an ISO or NSO granted under the Plan to a Participant, and in the absence of such a vesting schedule set forth in the Agreement evidencing the Award, such Award shall vest in accordance with Section 11.01.

             11.03     Effect of “Change of Control”.   Notwithstanding Sections 11.01 and 11.02 above, if within 12 months following a “Change of Control” the employment of a Participant with the Company and its Subsidiaries and Affiliates is terminated without Cause or the Participant resigns for Good Reason, any Award issued to the Participant shall be fully vested, and in the case of an Award other than an Award of Restricted Stock or Restricted Stock Units, fully exercisable for 90 days following the date on which the Participant’s service with the Company and its Subsidiaries and Affiliates is terminated, but not beyond the date the Award would otherwise expire but for the Participant’s termination of employment.

             12.         Adjustments to Reflect Changes in Capital Structure.

             12.01     Adjustments.  If there is any change in the corporate structure or shares of the Company, the Committee may make any appropriate adjustments, including, but not limited to, such adjustments deemed necessary to prevent accretion, or to protect against dilution, in the number and kind of shares of Common Stock with respect to which Awards may be granted under this Plan (including the maximum number of shares of Common Stock with respect to which Awards may be granted under this Plan in the aggregate and individually to any Participant during any calendar year as specified in Section 3) and, with respect to outstanding Awards, in the number and kind of shares covered thereby and in the applicable Option Price.  For the purposes of this Section 12, a change in the corporate structure or shares of the Company includes, without limitation, any change resulting from a recapitalization, stock split, stock dividend, consolidation, rights offering, separation, reorganization, or liquidation (including a partial liquidation) and any transaction in which shares of Common Stock are changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or another corporation.

             12.02     Cashouts.  In the event of an extraordinary dividend or other distribution, merger, reorganization, consolidation, combination, sale of assets, split up, exchange, or spin off, or other extraordinary corporate transaction, the Committee may, in such manner and to such extent (if any) as it deems appropriate and equitable, make provision for a cash payment or for the substitution or exchange of any or all outstanding Awards for the cash, securities or property deliverable to the holder of any or all outstanding Awards based upon the distribution or consideration payable to holders of Common Stock upon or in respect of such event; provided, however, in each case, that with respect to any ISO no such adjustment may be made that would cause the Plan to violate section 422 of the Code (or any successor provision).

             12.03     Section 409A.  Notwithstanding the foregoing: (i) any adjustments made pursuant to Section 12 hereof to Awards that are considered “deferred compensation” within the meaning of section 409A of the Code shall be made in compliance with the requirements of section 409A of the Code unless the Participant consents otherwise; (ii) any adjustments made pursuant to Section 12 of the Plan to Awards that are not considered “deferred compensation” subject to section 409A of the Code shall be made in such a manner as to ensure that after such adjustment, the Awards either continue not to be subject to section 409A of the Code or comply with the requirements of section 409A of the Code unless the Participant consents otherwise; and (iii) the Committee shall not have the authority to make any adjustments pursuant to Section 12 of the Plan to the extent that the existence of such authority would cause an Award that is not intended to be subject to section 409A of the Code to be subject thereto.

             13.         Nontransferability of Awards.

             13.01     ISOs.  ISOs are not transferable, voluntarily or involuntarily, other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code.  During a Participant’s lifetime, his ISOs may be exercised only by him.

             13.02     Awards Other Than ISOs.  All Awards granted pursuant to this Plan other than ISOs are transferable by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code, or in the Committee’s discretion after vesting.  With the approval of the Committee, a Participant may transfer an Award (other than an ISO) for no consideration to or for the benefit of one or more Family Members of the Participant subject to such limits as the Committee may establish, and the transferee shall remain subject to all the terms and conditions applicable to the Award prior to such transfer.  The transfer of an Award pursuant to this Section 13 shall include a transfer of the right set forth in Section 18 hereof to consent to an amendment or revision of the Plan and, in the discretion of the Committee, shall also include transfer of ancillary rights associated with the Award.  The provisions of this Section 13 shall not apply to any Common Stock issued pursuant to an Award for which all restrictions have lapsed and is fully vested.

             14.         PERFORMANCE-BASED AWARDS

             14.01     Purpose.  The purpose of this Section 14 is to provide the Committee the ability to qualify Awards of Restricted Stock and Restricted Stock Units as Qualified Performance-Based Awards.  If the Committee, in its discretion, decides to grant to a Covered Employee an Award of Restricted Stock or Restricted Stock Units that is intended to constitute a Qualified Performance-Based Award, the provisions of this Section 14 shall control over any contrary provision contained herein; provided, however, that the Committee may in its discretion grant Awards of Restricted Stock or Restricted Stock Units to Covered Employees that are based on Performance Criteria or Performance Goals but that do not satisfy the requirements of this Section 14.

             14.02     Applicability.  This Section 14 shall apply only to those Covered Employees selected by the Committee to receive Qualified Performance-Based Awards.  The designation of a Covered Employee as a Participant for a Performance Period shall not in any manner entitle the Participant to receive an Award for the relevant Performance Period.  Moreover, designation of a Covered Employee as a Participant for a particular Performance Period shall not require designation of such Covered Employee as a Participant in any subsequent Performance Period and designation of one Covered Employee as a Participant shall not require designation of any other Covered Employees as a Participant in such period or in any other period.

             14.03     Procedures with Respect to Qualified Performance-Based Awards.  To the extent necessary to comply with the Qualified Performance-Based Award requirements of section 162(m)(4)(C) of the Code, with respect to any Award of Restricted Stock or Restricted Stock Units that may be granted to one or more Covered Employees, no later than 90 days following the commencement of any fiscal year in question or any other designated fiscal period or period of service (or such other time as may be required or permitted by section 162(m) of the Code), the Committee shall, in writing, (a) designate one or more Covered Employees, (b) select the Performance Criteria applicable to the Performance Period, (c) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period, and (d) specify the relationship between Performance Criteria and the Performance Goals and the amounts of such Awards, as applicable, to be earned by each Covered Employee for such Performance Period.  Following the completion of each Performance Period, the Committee shall certify in writing whether the applicable Performance Goals have been achieved for such Performance Period.  No Award or portion thereof that is subject to the satisfaction of any condition shall be considered to be earned or vested until the Committee certifies in writing that the conditions to which the distribution, earning or vesting of such Award is subject have been achieved.  The Committee may not increase during a year the amount of a Qualified Performance-Based Award that would otherwise be payable upon satisfaction of the conditions but may reduce or eliminate the payments as provided for in the agreement evidencing the Award.

             14.04     Payment of Qualified Performance-Based Awards.  Unless otherwise provided in the applicable agreement evidencing the Award, a Participant must be employed by the Company or a subsidiary on the day a Qualified Performance-Based Award for such Performance Period is paid to the Participant.  Furthermore, a Participant shall be eligible to receive payment pursuant to a Qualified Performance-Based Award for a Performance Period only if the Performance Goals for such period are achieved.

             14.05     Additional Limitations.  Notwithstanding any other provision of the Plan, any Award granted to a Covered Employee that is intended to constitute a Qualified Performance-Based Award under this Section 14 shall be subject to any additional limitations set forth in section 162(m) of the Code (including any amendment to section 162(m) of the Code) or any regulations or rulings issued thereunder that are requirements for qualification as qualified performance-based compensation as described in section 162(m)(4)(C) of the Code, and the Plan shall be deemed amended to the extent necessary to conform to such requirements.

             14.06     Effect on Other Plans and Arrangements.  Nothing contained in the Plan will be deemed in any way to limit or restrict the Committee from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

             14.         Rights as Stockholder.

             No Common Stock may be delivered upon the exercise of any Option until full payment has been made.  A Participant has no rights whatsoever as a stockholder with respect to any shares covered by an Option until the date of the issuance of a stock certificate for the shares except as otherwise determined by the Committee and set forth in the Agreement.

             16.       Withholding Taxes.

             The Committee may, in its discretion and subject to such rules as it may adopt, permit or require a Participant to pay all or a portion of the federal, state and local taxes, including FICA and Medicare withholding tax, arising in connection with any Awards by (i) having the Company withhold shares of Common Stock at the minimum rate legally required, (ii) tendering back shares of Common Stock received in connection with such Award or (iii) delivering other previously acquired shares of Common Stock having a Fair Market Value approximately equal to the amount to be withheld.

             17.        No Right to Employment.

             Participation in the Plan will not give any Participant a right to be retained as an employee or director of the Company or its Subsidiaries or Affiliates, or any right or claim to any benefit under the Plan, unless the right or claim has specifically accrued under the Plan.

             18.        Amendment of the Plan.

             The Board of Directors may from time to time amend or revise the terms of this Plan in whole or in part, subject to the following limitations:

(a)

no amendment may, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely affect the rights of any Participant or beneficiary under any Award granted under the Plan prior to the date such amendment is adopted by the Board; provided, however, no such consent shall be required if the Committee determines in its sole and absolute discretion that the amendment or revision (i) is required or advisable in order for the Company, the Plan or the Award to satisfy applicable law, to meet the requirements of any accounting standard or to avoid any adverse accounting treatment, or (ii) in connection with any transaction or event described in Section 12, is in the best interests of the Company or its shareholders. The Committee may, but need not, take the tax consequences to affected Participants into consideration in acting under the preceding sentence.

(b)	no amendment may increase the limitations on the number of shares set forth in Section 3, unless any such amendment is approved by the Company’s stockholders; and

(c)	no amendment may be made to the provisions of Section 4(c) relating to repricing unless such amendment is approved by the Company’s stockholders;

provided, however, that adjustments pursuant to Section 12.01 shall not be subject to the foregoing limitations of this Section 18.

             19.        Conditions Upon Issuance of Shares.

             An Option shall not be exercisable and a share of Common Stock shall not be issued pursuant to the exercise of an Option, and Restricted Stock or Restricted Stock Units shall not be awarded until and unless the Award of Restricted Stock or Restricted Stock Units, exercise of such Option and the issuance and delivery of such share pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange or national securities association upon which the shares of Common Stock may then be listed or quoted, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

             As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the shares of Common Stock are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

             20.        Substitution or Assumption of Awards by the Company.

             The Company, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either (a) granting an Award under the Plan in substitution of such other company’s award, or (b) assuming such award as if it had been granted under the Plan if the terms of such assumed award could be applied to an Award granted under the Plan.  Such substitution or assumption shall be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under the Plan if the other company had applied the rules of the Plan to such grant.  In the event the Company assumes an award granted by another company, the terms and conditions of such award shall remain unchanged (except that the exercise price and the number and nature of shares issuable upon exercise of any such option will be adjusted appropriately pursuant to section 424(a) of the Code).  In the event the Company elects to grant a new Award rather than assuming an existing option, such new Award may be granted with a similarly adjusted exercise price.

             21.        Section 409A.

             It is the intention of the Company that no Award shall be “deferred compensation” subject to section 409A of the Code, unless and to the extent that the Committee specifically determines otherwise, and the Plan and the terms and conditions of all Awards shall be interpreted accordingly.  The terms and conditions governing any Awards that the Committee determines will be subject to section 409A of the Code, including any rules for elective or mandatory deferral of the delivery of cash or Shares pursuant thereto, shall be set forth in the applicable agreement governing the Award, and shall comply in all respects with section 409A of the Code.

             22.     Effective Date and Termination of Plan.

             22.01  Effective Date.  This Plan is effective as of the date of its approval by the stockholders of the Company.

             22.02  Termination of the Plan.  The Plan will terminate 10 years after the date it is approved by the stockholders of the Company; provided, however, that the Board of Directors may terminate the Plan at any time prior thereto with respect to any shares that are not then subject to Awards.  Termination of the Plan will not affect the rights and obligations of any Participant with respect to Awards granted before termination.